EXHIBIT 10.9

                        INDEPENDENT CONSULTING AGREEMENT

         This Independent Consulting Agreement ("Agreement"), effective as of April 21, 2005 ("Effective Date") is entered into by and between CATCHER, INC., a Delaware corporation (herein referred to as the "Company") and KAI A. HANSEN, an individual (herein referred to as the "Consultant").

                                    RECITALS

         WHEREAS, the Company is a privately-held corporation; and

         WHEREAS, Company desires to engage the services of Consultant;

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF CONSULTANCY. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and ending twelve months thereafter on April 21, 2006 unless otherwise mutually agreed to by the parties. At the six-month anniversary, either party will have the option to terminate the Agreement immediately upon notice with or without cause. In the event that Consultant commits any material breach or violation of the provisions of this Agreement, then, the Company has the right to terminate this Agreement any time during the Agreement's term and/or any extension periods after the initial contractual period upon notice. It is also understood that the Company is entering into this Agreement with Consultant based on its personal relationship and confidence in the skills of Kai Hansen. Therefore, if Mr. Hansen leaves the Consultant or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, the Company will have the right to terminate this Agreement upon notice to the Consultant.

2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1, above:

Agency Facilitation

The Consultant, will act on behalf of the Company to facilitate the creation of a marketing and public relations strategy specific to the first twelve (12) months of the Company's operation. During said time Consultant will act as intermediary between Company and agency or agencies responsible for facilitation of services necessary for the Company's marketing and public relations efforts.

         (a) Define a marketing & public relations strategy;

         (b.) Identify the resources necessary to facilitate the Company's ongoing needs and requirements specific to marketing and public relations strategies including but not limited to:

         o Formulate and submit for your approval strategic marketing and public relations campaigns and recommendations.


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         o        After  approval  by  the  Company,  create  and  prepare  said campaigns for consumer, trade print, broadcast and other media.

         o Develop a marketing strategy and public relations plan specific to the Company's needs and support the proposed plan through the creation of content and delivery of said content to the marketplace.

         o Purchase all materials and services necessary for the production of finished marketing and public relations materials, media and content, including but not limited to: typography, engraving, printing, packaging, photographs, artwork, comprehensive layouts, paste-ups, mechanicals, research, film, video tapes, editing, musical compositions and arrangements, radio and television programs and facilities, talent, props, scenery, sound and lighting effects, paste-ups, mechanicals, comprehensive production storyboards and photo-boards, 3D, typography, retouching, illustration, graphics, animation, designs (including computer aided design),digital image research, portable media, and color output and prints prepared or produced by our personnel.

         o        Execute all of the above in finished form.

         o Forward produced marketing and public relations materials, media and content to media, strategic partner and clients in accordance with written instructions from the Company;

         o Endeavor to do all of the above on the most advantageous rates, terms and conditions available.

         o        Develop  and  provide  the  Company  with rough  concepts  for
                  certain  significant   collateral  materials  (such  as  sales
                  promotion materials, brochures and public forum information).

         (c.) maintain an awareness during the term of the Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in ways to communicate appropriate information regarding such plans, strategy and personnel to the media;

         (d.) provide analysis to test whether marketing and public relations strategies have a sound foundation with assumptions that are realistic and achievable;

         (e.) work closely with management helping them to define current and future marketing and public relations strategies for all markets Company seeks to pursue; and

         (f.) present various strategic marketing and public relations options, and make introductions to potential business alliances and merger & acquisitions candidates;

3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the foregoing services and any other responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with its activities, so long as such activities are in compliance with applicable laws and


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regulations.  Consultant and staff shall  diligently and thoroughly  provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

4. REMUNERATION. For performance under this Agreement on a month-to-month basis, Company will pay Consultant a cash fee in the amount of $5,000 per month. This Consultancy Fee shall be issued to the Consultant on a monthly basis, the first monthly payment due and payable on May 1, 2005 and each following monthly payment payable in full on the first day of each respective month. The monthly Consultancy Fee shall continue to be paid monthly for the duration of this Consulting Agreement. The Company shall not be obligated to Consultant for any monthly cash fee for any month or part thereof remaining from the date of any valid cancellation to April 15, 2006.

5. EXPENSES. Consultant agrees to pay for it's expenses relating to this Agreement, including without limitation, acting as facilitator between Company and agency or agencies responsible for any marketing, advertising and public relations content (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners with large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) and items/expenses resulting in the creation of any and all content be it marketing, advertising, public relations which will be under separate agreement(s) with an agency or agencies, all of which must be approved by the Company in writing prior to the Company incurring an obligation for reimbursement.

6. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant in connection with its duties under this Agreement are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. Consultant will indemnify and hold Company harmless against any claims or litigation, including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from consultant's communication or dissemination of any false or inaccurate information, provided said information was not given to the Consultant by the Company. The indemnifying party will have the right to control the defense of such matter indemnified and no matter will be settled, except solely for money, without the indemnified party's prior written approval and only if the settlement provides an unconditional release of the indemnified party.

7. REPRESENTATIONS. The following representations shall continue during the term of this Agreement: Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant and that the relationship with the Company does not conflict with any other business relationship of the Consultant or any of Consultant's affiliates. Company acknowledges that, to the


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best of its  knowledge,  that it has not  violated  any rule or provision of any regulatory agency having jurisdiction over the Company.  The Company agrees that
no  reference  to  the  Consultant   will  be  made  in  any  press  release  or
advertisement without the express written approval of Consultant. The provisions of this paragraph 7 will survive the termination or expiration of this Agreement.

8. Confidentiality. The Consultant acknowledges that during the term of this Agreement "Confidential Information" of the Company will be disclosed, orally and in writing, or revealed to it, which information is not readily available to the general pubic. Confidential Information includes, without limitation, business plans, financial information, strategic plans, personnel information, ideas and concepts. The Consultant acknowledges that the Confidential Information contains unique, valuable, and confidential proprietary information which is not available to the general public, as well as trade secrets, concepts, and ideas. The Consultant will hold the Confidential Information in the strictest confidence and will not disclose such Confidential Information to any other persons or entities, other than authorized representatives of the Company, either orally or in writing, unless it shall have obtained the prior written consent of the Company. The Consultant also will make use of Confidential Information only for purposes of performing its obligations pursuant to this Agreement and will not make use of the Confidential Information for its own benefit at any time. In the event that the Consultant is requested in any proceeding to disclose any Confidential Information, the Consultant will give the Company prompt notice of such request so that the Company may seek an appropriate protective order. If, in the absence of a protective order, the Consultant is nonetheless compelled to disclose Confidential Information, the Consultant may disclose such information without liability hereunder; provided, however, that the Consultant gives the Company notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and uses all commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. Upon request of the Company, the Consultant agrees that it will promptly return to the Company all tangible evidence of any Confidential Information and all copies thereof and memoranda with respect thereto which are in its possession, and to delete any computer reproducible form of the Confidential Information. The Company may request return of such Confidential Information at any time at its sole discretion. The Consultant acknowledges that violation of any of the provisions of this paragraph will result in irreparable harm to the Company and that damages would be an inadequate remedy. Accordingly, the Consultant agrees that, in addition to all remedies at law, the Company is entitled to equitable relief, including without limitation injunctive relief (temporary, preliminary or permanent), in any court of competent jurisdiction to restrain any violation of this paragraph without any requirement to post bond as a condition of such relief and to such other and further relief as a court of competent jurisdiction may deem proper under the circumstances.

9. LEGAL REPRESENTATION. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any


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amounts as to income taxes, social security payments or any other payroll taxes.
All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. ATTORNEY'S FEE. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

                           TO THE COMPANY:

                           Catcher, Inc.
                           Ira Tabankin, Chairman
                           1165 Via Vera Cruz
                           San Marcos, CA 92069
                           Phone: (805) 443-9431
                           Fax: (760) 736-4476
                           itabankin@aol.com

                           TO THE CONSULTANT:

                           Kai A. Hansen
                           PO Box 12610
                           San Diego, CA 92112
                           Phone:  (619) 421-7407
                           Fax - (619) 839-3815
                           khansen@stellarum.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

14. CHOICE OF LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

15. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior written and oral agreements, representations, warranties and understandings between the parties with respect to the subject matter hereof. No


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provision of this  Agreement  and its terms may not be changed or waived  orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

COMPANY:

CATCHER, INC.

By: /s/ Ira Tabankin
    ----------------------------------------------------------
Name: Ira Tabankin
Title:  Chairman

CONSULTANT:

KAI A. HANSEN, INC.

By: /s/ Kai A. Hansen
    ----------------------------------------------------------
Name:  Kai A. Hansen, Individually